UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) : June 20, 2007
Encysive Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-20117	13-3532643

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4848 Loop Central Drive, Suite 700, Houston, Texas	77081

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 713-796-8822
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.
     On June 20, 2007, the Board of Directors of Encysive Pharmaceuticals Inc. (the “Company”) authorized a strategic restructuring in order to focus its resources on its most promising assets following the Company’s receipt of a third “approvable letter” from the U.S. Food and Drug Administration for Thelin™ (sitaxsentan sodium), which is under review for the treatment of pulmonary arterial hypertension. As a result, the Company will reduce its U.S. workforce by approximately 70 percent, to about 65 people. Approximately 150 employees, including the U.S. sales force, will be terminated immediately, with a smaller group leaving in the coming months. The Company also eliminated the position of Chief Operating Officer, as described in Item 5.02 below.
     The Company is providing cash severance payments to employees directly affected by the workforce reduction. The Company estimates that it will record approximately $15 million in restructuring and severance costs in 2007.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 24, 2007, George W. Cole, the Company’s Chief Operating Officer, was appointed the Company’s President and Chief Executive Officer and was also elected to the Company’s Board of Directors. In connection with such appointment and election, the Termination Agreement dated October 25, 2005 (the “Cole Agreement”), between the Company and Mr. Cole was amended to reflect the changes in Mr. Cole’s duties, responsibilities and position and to increase the annual base salary payable thereunder to $490,000. In addition, the amendment to the Cole Agreement provides for the grant by the Company to Mr. Cole of options to purchase 500,000 shares of the Company’s common stock with an exercise price of $1.89 per share. The options, which will be granted pursuant to and governed by the terms of the Company’s incentive plans, will vest as to one-half of the shares covered thereby on each of May 31, 2009 and May 31, 2010.
     The foregoing description of the amendment to the Cole Agreement is qualified in its entirety by reference to the Letter Agreement dated June 24, 2007, between the Company and Mr. Cole, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein. For a description of the terms of the Cole Agreement, see “Other Information — Executive Compensation — Summary Compensation Table for Fiscal Year 2006 — Termination Agreements” in the Company’s Proxy Statement on Schedule 14A for the Company’s 2007 Annual Meeting of Stockholders filed with the Securities and Exchange Commission (the “Commission”) on March 27, 2007 (the “Proxy Statement”), which description is incorporated herein by reference. Such description is qualified in its entirety by reference to the Cole Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated by reference herein.
     Mr. Cole had served the Company as Chief Operating Officer since November 2005. From 1992 to 2005, he served as President of Altana Pharma U.S. Mr. Cole received his B.S. in Pharmacy from the University of Louisiana and his M.B.A. from the University of Evansville.
     Effective June 24, 2007, the Company’s employment of Bruce D. Given, M.D., the Company’s former President and Chief Executive Officer, was terminated. Subject to certain conditions including the execution of release in favor of the Company and its affiliates, the Company will provide Dr. Given with the benefits contained in Section 6.3 of the Termination Agreement dated March 21, 2003, as amended (the “Given Agreement”), between the Company and Dr. Given. For a description of the terms of the Given Agreement, see

“Other Information — Executive Compensation — Summary Compensation Table for Fiscal Year 2006 — Termination Agreements” in the Proxy Statement, which description is incorporated herein by reference. Such description is qualified in its entirety by reference to the Given Agreement, a copy of which is attached hereto as Exhibit 10.3 and incorporated by reference herein.
Item 7.01 Regulation FD Disclosure.
     As a result of the restructuring described in Item 2.05 above, the Company expects to end the second quarter of this year with approximately $58 million in cash. The Company also expects that, as a result of the strategic restructuring, its ongoing quarterly operating expenses will be approximately $20 million in Q3 2007 and approximately $15 million in Q4 2007. STRIDE-3, the Company’s ongoing study of Thelin™ in PAH, will be discontinued in the U.S. and Latin America. Going forward, the Company will focus its resources on:
•	Sales and marketing of Thelin™ in Europe, Canada and Australia.

•	Plans for advancing Thelin™ for PAH in the U.S. market.

•	Continuing the clinical development of TBC3711, the Company’s second-generation endothelin antagonist. A Phase II dose ranging study in resistant hypertension is currently underway. In addition, there is an I.V. formulation of TBC3711 in development for an undisclosed indication.

•	Continuing the Phase II proof of concept study of oral Thelin™ as a treatment for diastolic heart failure.

•	Completing activities to maintain the value of its Chemokine C-motif Receptor 9, (CCR9 receptor antagonist) and its two late stage pre-clinical programs against an undisclosed target.

•	Maintaining a scaled-back headquarters in the U.S. to accomplish the above goals.
     This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are: decisions by the FDA regarding whether and when to approve our NDA for Thelin™; unexpected delays in regulatory approval of Thelin™ by the FDA in the U.S. and our other products under development; the unpredictability of the duration and results of regulatory review of new drug applications and investigational new drug applications by the FDA; our estimate of the sufficiency of our existing capital resources; our ability to raise additional capital to fund cash requirements for future operations; the availability of sufficient funds to commercialize Thelin™ in the U.S. should it be approved by the FDA; the availability of sufficient funds to commercialize Thelin™ in the EU, Canada and Australia; market acceptance of Thelin™ in the EU, Canada and Australia and the actual rate of acceptance; the impact of reimbursement policies and governmental regulation of prices for Thelin™ in the EU, Canada and Australia; our inability to predict revenues from Thelin™ and our expense levels in 2007 and beyond; our ability to retain key personnel; our ability to execute our revised strategic plan and the impact of reducing our workforce on our strategic plan; the actual costs incurred in our restructuring; our ability to manufacture and sell any products, potential drug candidates, their potential therapeutic effect, market acceptance or our ability to earn a profit from sales or licenses of any drug candidate; and our ability to discover new drugs in the future, as well as more specific risks, trends and uncertainties facing Encysive such as those set forth in its reports on Forms 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks, trends and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore you should not rely on any such forward-looking statements. Furthermore, Encysive undertakes no duty to update or revise these forward-looking statements. The Private Securities Litigation Reform Act of 1995 permits this discussion.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
     10.1     Letter Agreement dated June 24, 2007, between the Company and George W. Cole.
     10.2     Termination Agreement dated October 25, 2007, between the Company and George W. Cole (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K (Commission File No. 000-20117) filed with the Commission on November 14, 2005).
     10.3     Termination Agreement dated October 25, 2007, between the Company and Bruce D. Given, M.D. (incorporated by reference to Exhibit 10.5 to the Company’s 10-K (Commission File No. 000-20117) for the year ended December 31, 2002, filed with the Commission on March 28, 2003).
[SIGNATURE PAGE FOLLOWS]

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCYSIVE PHARMACEUTICALS INC. (Registrant)
Date: June 26, 2007
/s/ Paul S. Manierre
Paul S. Manierre
Vice President and General Counsel

Exhibit Index

Exhibit
Number	Description

10.1	Letter Agreement dated June 24, 2007, between the Company and George W. Cole.

10.2	Termination Agreement dated October 25, 2007, between the Company and George W. Cole (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K (Commission File No. 000-20117) filed with the Commission on November 14, 2005).

10.3	Termination Agreement dated October 25, 2007, between the Company and Bruce D. Given, M.D. (incorporated by reference to Exhibit 10.5 to the Company’s 10-K (Commission File No. 000-20117) for the year ended December 31, 2002, filed with the Commission on March 28, 2003).